                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)).

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CANYON RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       ----------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11,

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total Fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ---------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ---------------------------------------------

         3)       Filing Party:

                  ---------------------------------------------

         4)       Date Filed:

                  ---------------------------------------------

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 11, 1998

To Our Shareholders:

         The Annual Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Thursday, June 11, 1998, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

         1.   To elect two directors of the Company, each for a three-year term.

         2. To amend the Company's 1982 Incentive Stock Option Plan to increase the shares under the ISO Plan from 3,500,000 to 4,500,000.

         3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for 1998.

         4. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 29, 1998, are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company's headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                 By Order of the Board of Directors


                                 Cheryl A. Martin
                                 Corporate Secretary
Golden, Colorado
May 6, 1998

--------------------------------------------------------------------------------
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY
--------------------------------------------------------------------------------

                          CANYON RESOURCES CORPORATION

                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 1998

         This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on June 11, 1998, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the two nominees for director named in this Proxy Statement, FOR the approval of the amendment to the ISO Plan, FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's auditors for 1998, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about May 6, 1998. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.

                                VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 29, 1998, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 29, 1998, there were 46,107,074 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the two nominees receiving the highest number of votes cast will be elected as directors. The affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to approve the amendment to the ISO Plan and to ratify the appointment of the auditors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of April 29, 1998, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled "Summary Compensation Table," which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.

------------------------------------------------------------------------------------------------
                  NAME OF                        TYPE OF           NUMBER OF       PERCENT OF
             BENEFICIAL OWNER                   OWNERSHIP           SHARES            CLASS
------------------------------------------------------------------------------------------------
     Ryback Management Corporation              Record and           3,124,900(1)     6.78%
                                                Beneficial

     Lloyd I. Miller, III                       Record and           2,598,645(2)     5.64%
                                                Beneficial

     Richard H. De Voto                         Record and             879,698(3)     1.9%
                                                Beneficial

     Gary C. Huber                              Record and             422,561(4)       *
                                                Beneficial

     James E. Askew                             Record and              50,000(5)       *
                                                Beneficial

     Leland O. Erdahl                           Record and              94,289(6)       *
                                                Beneficial

     William C. Parks                           Record and             135,783(7)       *
                                                Beneficial

     Robert L. Zerga                            Record and              50,000(8)       *
                                                Beneficial

     John R. Danio                              Record and             163,301(9)       *
                                                Beneficial

     All Officers & Directors as a Group        Record and           1,938,132        4.1%
     (9 persons)                                Beneficial
------------------------------------------------------------------------------------------------

                                                                  * Less than 1%

1 This number includes 2,487,400 shares held by Lindner Growth Fund, a registered investment company, and 637,500 shares managed by Ryback Management Corporation.

2 This number includes 937,136 shares in which Mr. Miller shares dispositive and voting powers (i) as an adviser to the trustee of certain family trusts, and/or (ii) which are held by his wife; and 1,661,509 shares of which he has sole voting and dispositive power as (i) the custodian to accounts set up under the Florida Uniform Gifts to Minors Act, (ii) the sole shareholder of a subchapter S corporation, (iii) the trustee to certain family trusts, (iv) the manager of a limited liability company and/or (v) the manager or the general partner of a limited partnership.

3 This number includes (i) 9,719 shares owned of record; (ii) 560,628 shares held by the Richard H. De Voto Trust No. 1; (iii) 351 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 59,000 shares at an exercise price of $3.00 per share; (v) options to purchase 100,000 shares at an exercise price of $1.63 per share; (vi) an option to purchase 75,000 shares at an exercise price of $3.69 per share; (vii) an option to purchase 25,000 shares at an exercise price of $2.00 per share; and (viii) an option to purchase 50,000 shares at an exercise price of $2.19 per share.

4 This number includes (i) 207,561 shares owned of record; (ii) an option to purchase 50,000 shares at an exercise price of $3.00 per share; (iii) options to purchase 60,000 shares at an exercise price of $1.63 per share;
    (iv) an option to purchase 50,000 shares at an exercise price of $3.69 per share; (v) an option to purchase 20,000 shares at an exercise price of $2.00 per share; and (vi) an option to purchase 35,000 shares at an exercise price of $2.19 per share.

5 This number is an option to purchase 50,000 shares at an exercise price of $3.00 per share.

6 This number includes (i) 54,289 shares owned of record; (ii) an option to purchase 10,000 shares at an exercise price of $2.19 per share; (iii) an option to purchase 10,000 shares at an exercise price of $2.06 per share;
    (iv) an option to purchase 10,000 shares at an exercise price of $3.31 per share; and (v) an option to purchase 10,000 shares at an exercise price of $3.00 per share.

7 This number includes (i) 75,783 shares owned of record; (ii) an option to purchase 30,000 shares at an exercise price of $3.19 per share; (iii) an option to purchase 10,000 shares at an exercise price of $2.06 per share;
    (iv) an option to purchase 10,000 shares at an exercise price at $3.31 per share; and (v) an option to purchase 10,000 shares at an exercise price of $3.00 per share.

8 This number is an option to purchase 50,000 shares at an exercise price of $3.00 per share.

9 This number includes (i) 8,301 shares owned of record; (ii) an option to purchase 20,000 shares at an exercise price of $3.00 per share; (iii) an option to purchase 25,000 shares at an exercise price of $1.63 per share;
    (iv) an option to purchase 35,000 shares at an exercise price of $3.69 per share; (v) an option to purchase 20,000 shares at an exercise price of $2.00 per share; and (vi) an option to purchase 30,000 shares at an exercise price of $2.19 per share.

                              ELECTION OF DIRECTORS

         The Company's Bylaws provided that the number of members of the Board shall be six, divided into three classes. Cumulative voting in election of directors is not permitted. Directors are elected by majority vote of the shares represented at the Meeting.

         Two Directors, Richard H. De Voto and Robert L. Zerga, have been nominated for re-election at the Meeting. UNLESS AUTHORITY IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THESE TWO DIRECTORS, EACH TO SERVE FOR A THREE- YEAR TERM OR UNTIL HIS RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

                             OFFICERS AND DIRECTORS

         The following table lists the names, ages, and positions of the executive officers and directors of the Company as of April 29, 1998. Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

                                                                                                DIRECTORS' TERMS
                  NAME                       AGE                  POSITION                           EXPIRE
----------------------------------------------------------------------------------------------------------------
Richard H. De Voto                           63     President, Director and                           1998
                                                    Chairman of the Board

Gary C. Huber                                46     Vice President-Finance                            2000
                                                    and Director

James E. Askew                               49     Director                                          2000

Leland O. Erdahl                             69     Director                                          2000

William C. Parks                             56     Director                                          1999

Robert L. Zerga                              57     Director                                          1998

John R. Danio                                47     Vice President-Operations

Richard T. Phillips                          43     Treasurer

Cheryl A. Martin                             45     Corporate Secretary

         DR. RICHARD H. DE VOTO was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987. He is President of CR Montana Corporation, CR Briggs Corporation, and CR International Corporation, each wholly owned subsidiaries of the Company. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987. Dr. De Voto was a founder of the private Australian mining firm, Canyon Resources Proprietary Ltd., which later became Delta Gold N.L., a publicly listed company of which he was a Director from 1983 to 1989.

         GARY C. HUBER was a founder of the Company and served as Secretary of the Company from inception through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985 and serves as President of CR Minerals Corporation, a wholly owned subsidiary of the Company. Dr. Huber has been responsible for the financial operations of the Company since its inception and currently directs the Company's industrial minerals program.

         JAMES E. ASKEW has been a Director of the Company since June 1997. He is currently the President of International Mining & Finance Corporation, a venture capital and private investment group targeting gold and base-metal opportunities internationally. From 1987, until it was merged with Ashanti Goldfields Limited in October 1996, Mr. Askew was President and Managing Director of Golden Shamrock Mines, Ltd. He currently serves as Chairman of the Board of Opawica Explorations, Inc., and he serves as a Director of Ausdrill Ltd., Nelson Gold Corporation Ltd., Carpenter Pacific Resources, EMGOLD Mining, and Nord Resources Corp.

         LELAND O. ERDAHL has been a Director of the Company since February 1986. He served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, from July 1987 to September 1991, and as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium from November 1987 to January 1992. He is currently the Vice President and Chief Financial Officer of Amax Gold Inc. Mr. Erdahl serves as a Director of Amax Gold Inc., Hecla Mining Company, Uranium Resources, Inc., and Original Sixteen to One Mine, Inc., all publicly held mineral resources companies, and as a trustee of a group of John Hancock Mutual Funds, all publicly held investment entities.

         WILLIAM C. PARKS has been a Director of the Company since February 1986. He is currently Executive Vice President and General Manager of R.A. Pearson Company, a privately held company engaged in the design and manufacture of packaging machinery. From August 1989 through December 1991, he was the President of United Management Company, a company involved in providing management consulting services to the mining, manufacturing, and transportation industries.

         ROBERT L. ZERGA has been a Director of the Company since March 1997. From 1990 to 1995, he was Chief Executive Officer of Independence Mining Company and Vice President of Minorco (USA), as well as Chairman of the Board of Independence Mining Company and Director of Minorco (USA). From 1985 to 1989, he was Executive Vice President & General Manager of Newmont Gold Company and also a Director of Newmont Gold Company. Mr. Zerga currently serves as a Director of Getchell Gold Corporation and also serves on the Business Advisory Board of GeoBiotics, Inc.

         JOHN R. DANIO was appointed Vice President-Operations of the Company in September 1987, and has overall responsibility for the Company's mine development and production operations. Prior to joining the Company, he operated several open-pit gold mines and heap-leaching operations as Project Engineer and Mine Manager. Mr. Danio is a registered professional engineer in the States of Colorado and Nevada.

         RICHARD T. PHILLIPS was appointed Treasurer of the Company in December 1991. Initially joining the Company as Controller in July 1991, he is responsible for the Company's cash management, risk management, and financial reporting functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.

         CHERYL A. MARTIN was appointed Corporate Secretary in December 1996. Initially joining the Company as Director, Investor Relations in May 1994, she continues in that capacity and is responsible for interaction with the investment community and managing shareholder activities. From 1991 to 1994, Ms. Martin served as Manager of Investor Relations for Sharon Resources, Ltd., a publicly traded oil and gas company, and from 1989 to 1991 she was Director, Investor Relations for Sindor Resources, Inc., a development-stage copper mining company. She currently serves on the Board of Directors of the Denver Gold Group, a not-for-profit organization which sponsors institutional mining investment programs.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

                          BOARD MEETINGS AND COMMITTEES

         During the Company's 1997 fiscal year, the Board met six times. All of the Directors were present for 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies.

         The Company's Audit Committee ("Audit Committee") is comprised of Messrs. Erdahl, Parks and Zerga, all independent Directors of the Company. The Audit Committee recommends the selection and re-appointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content, and results of the audit performed by the accountants, and any reports and recommendations made by them. The Audit Committee held two meetings in 1997.

     The Company's Compensation Committee ("Compensation Committee") is currently comprised of Messrs. Askew, Erdahl, and Parks, with Dr. De Voto as a non-voting member. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company's officers. The Compensation Committee held three meetings in 1997.

     The Company has no nominating or executive committee.

                             EXECUTIVE COMPENSATION

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. James E. Askew, Leland O. Erdahl, William C. Parks, and Richard H. De Voto currently serve as the Compensation Committee for the Board. Dr. De Voto, the President of the Company, is a non-voting member of the Compensation Committee. During 1997, Mr. Christopher M. T. Thompson, a former director, was also a member of this Committee. Other than Dr. De Voto, no committee member is an officer or employee of the Company or any of its subsidiaries.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         OVERALL POLICY

         Salary compensation of the Company's executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board. The Compensation Committee is comprised of three outside directors appointed annually by the Board. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, corporate performance, stock price appreciation, and total return to shareholders for the Company as well as a peer group of public North American gold-mining companies. The peer group of companies used for compensation analysis includes many of the selected peer group identified in the Performance Graph set forth below.

         The Compensation Committee recommends to the Board compensation levels for the President (Chief Executive Officer) and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Richard H. De Voto, the Company's Chief Executive Officer and non-voting member of the Committee.

         SALARIES

         The key elements of the Company's executive compensation consist of base salary, an incentive compensation plan, and stock options. The Board acts on salary levels of officers and on the incentive compensation plan, and the Compensation Committee makes recommendations on employee stock option awards.

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

         The salary levels of the Chief Executive Officer and other officers of the Company for the following calendar year are generally established by the Board at its December meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit's financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, such as increase in market share, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

         1997 was a very difficult year for the Company and for the gold mining industry, as a whole. Gold prices plummeted and gold stock prices followed suit. The Compensation Committee and the Board did consider that the Company was successful in (i) achieving commercial production and a substantial increase in reserves at Briggs in spite of having to overcome difficult operating problems,
(ii) acquiring 100% ownership of the McDonald Project, and (iii) expansion of the industrial minerals business. However, it was still a difficult year.

         The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. Because of the pricing problems facing the gold industry and the Company, as well as the necessity to devote a great deal of time and effort to correct the crushing problems at Briggs, minor increases in base annual cash compensation were granted to the officers of the Company in 1997. Stock options were, however, granted to officers with the view that such awards align their interest directly with that of the shareholders.

         INCENTIVE COMPENSATION PLAN

         The Company's Board of Directors is committed to providing a strong incentive compensation opportunity to encourage and reward superior performance. Corporate objectives are to build a team-driven environment which will result in increased mineral production, cash flow and profitability by means of development of current reserves and discovery of new mineral deposits. On January 1, 1997, a performance-driven, variable pay Incentive Compensation Plan was implemented by the Board, designed to measure and reward executive officer's performance based on several key performance indicators. The indicators used to measure performance include

(1) annual share price change compared to a peer group of companies, (2) cash flow, (3) net income per share, (4) ounces of gold produced, (5) total mineable (profitable) ounces of gold reserves, (6) successful completion of merger and/or acquisition transactions, and (7) discretionary critical behavior as determined by the President.

         The Board of Directors feels that by moving from a "fixed" base pay compensation structure to a structure with more emphasis on "variable" incentive pay, a corporate environment will be created which is goal- oriented, results-driven, profit-focused, time sensitive and entrepreneurial.

         STOCK OPTIONS

         Under the Company's 1982 Incentive Stock Option Plan as amended ("ISO Plan"), which was approved by shareholders, stock options are granted to the Company's key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee sets the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the shareholders. All stock options granted from the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and are generally exercisable over a 2-5 year period. This approach is designed to provide executive incentive for creation of additional shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.

         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, and in particular the depressed gold prices, from time to time may result in an imbalance for a particular period.

         This Report has been provided by the Compensation Committee.

                                             James E. Askew(1)
                                             Leland O. Erdahl(1)
                                             William C. Parks(1)
                                             Richard H. De Voto(2)
1   Member of Compensation Committee
2   Non-voting member of Compensation Committee


                            COMPENSATION OF OFFICERS

    The following tables show compensation during the fiscal years ended December 31, 1997, 1996, and 1995, and option grants and option exercises during the fiscal year ended December 31, 1997, of those persons who were, at December 31, 1997 (i) the Chief Executive Officer and (ii) the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

=====================================================================================================
        Name and                               Annual            Long-term            All Other
   Principal Position       Year             Compensation       Compensation         Compensation
                                             -------------------------------              ($)*
                                                                  Awards
                                                                ----------
                                               Salary           Securities
                                                 ($)            Underlying
                                                                 Options
                                                                   (#)
------------------------------------------------------------------------------------------------------
Richard H. De Voto          1997               200,000             155,000                 4,800
President, CEO              1996               197,500              45,000                 4,500
                            1995               190,000              75,000                 4,500

Gary C. Huber               1997               152,250              75,000                 4,567
Vice President-             1996               150,438              40,000                 4,500
   Finance                  1995               145,000              55,000                 3,988

John R. Danio               1997               127,500              15,000                 3,825
Vice President-             1996               125,625              25,000                 3,769
   Operations               1995               120,000              50,000                 3,600
=====================================================================================================

* Amounts included in All Other Compensation were paid pursuant to the Company's 401(k) plan.



                        OPTION GRANTS IN LAST FISCAL YEAR

=============================================================================================================================
                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                      INDIVIDUAL GRANTS                                         Stock Price Appreciation
                                                                                                for Option Term
-----------------------------------------------------------------------------------------------------------------------------
                      Number of Securities    Percent of Total
                       Underlying Options    Options Granted to     Exercise or    Expiration
        Name                 Granted         Employees in Fiscal    Base Price        Date
                               (#)                Year 1997           ($/Sh)                       5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Richard H. De Voto         155,000(1)               30.3%              1.19         12/10/02          50,832        112,325

Gary C. Huber               75,000(1)               14.7%              1.19         12/10/02          24,596         54,351

John R. Danio               15,000(1)                2.9%              1.19         12/10/02           4,919         10,870
=============================================================================================================================

1 Options were granted on December 11, 1997, and first become exercisable after the second anniversary of the date of grant. The options were granted at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

========================================================================================
                        Number of Securities Underlying         Value of Unexercised
         Name            Unexercised Options at FY-End      In-The-Money Options at FY-
                                      (#)                             End ($)(1)
                        ----------------------------------------------------------------
                          Exercisable     Unexercisable     Exercisable    Unexercisable
----------------------------------------------------------------------------------------
Richard H. De Voto              309,000          256,000           0                0

Gary C. Huber                   215,000          115,000           0                0

John R. Danio                   155,000           40,000           0                0
========================================================================================

 (1) Based on the closing price of $1.13 of the Common Stock as quoted on AMEX December 31, 1997.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1992, through December 31, 1997, compared to the cumulative total return of three other stock market indices: 1) the AMEX Market Value Index, 2) an index comprised of a group of peer companies engaged in precious metal mining, and 3) the Standard and Poor's Gold Index.

         The peer group of North American mining companies includes data from ten companies, all of which are listed on NASDAQ, AMEX, or NYSE. The ten companies are: Alta Gold Co., Bema Gold Corporation, Coeur d'Alene Mines Corporation, Crown Resources Corporation, Dakota Mining Corporation, Dayton Mining Corporation, Glamis Gold Ltd., Hecla Mining Company, Sunshine Mining and Refining Company, and Vista Gold Corp. The Standard and Poor's Gold Index includes data from five large North American gold mining companies: Barrick Gold Corporation, Battle Mountain Gold Company, Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.

=======================================================================================================================
TOTAL RETURN ANALYSIS                12/31/92       12/31/93      12/30/94       12/29/95       12/31/96      12/31/97
-----------------------------------------------------------------------------------------------------------------------
Canyon Resources                       $100           $232          $     89       $139           $150          $    64
-----------------------------------------------------------------------------------------------------------------------
S&P Gold                               $100           $183          $    148       $167           $165          $   109
-----------------------------------------------------------------------------------------------------------------------
Amex Market Value                      $100           $120          $    109       $137           $146          $   177
-----------------------------------------------------------------------------------------------------------------------
Peer Group                             $100           $189          $    149       $126           $114          $    53
=======================================================================================================================

o         Assumes initial investment of $100.

                            COMPENSATION OF DIRECTORS

         During 1997, the Company paid its Directors who are not officers, employees, or otherwise retained by the Company an annual Director's fee of $5,000, plus $1,000 for each attended meeting of the Board ($250 for each telephonic meeting) and $500 for each Compensation and Audit Committee meeting. The Chairman of the Audit Committee received an additional $2,000 of compensation. The Company reimburses its Directors for expenses incurred in attending meetings.

         During 1997, Leland O. Erdahl and William C. Parks, current directors, and George W. Holbrook, Jr. and Christopher M. T. Thompson, directors during 1997, were each granted options to purchase 10,000 shares of common stock under the Company's Non-Qualified Stock Option Plan. The options were granted at an exercise price of $3.00 per share, the closing market price of the Company's common stock on the date of the grant. The options are exercisable as of June 5, 1998, and expire on June 4, 2002. In addition, as newly appointed Directors, James E. Askew and Robert L. Zerga were each granted options to purchase common stock under the Company's Non-Qualified Stock Option Plan. Mr. Askew was granted an option to purchase 50,000 shares at an exercise price of $3.00 per share, the closing market price of the Company's common stock on the date of the grant. The options are exercisable as of June 5, 1998, and expire on June 4, 2002. Mr. Zerga was granted options as follows: a) an option to purchase 40,000 shares at an exercise price of $3.00 per share, exercisable as of March 20, 1998, expiring March 19, 2002; and b) an option to purchase 10,000 shares at an exercise price of $3.00 per share, exercisable as of June 5, 1998, expiring June 4, 2002. The exercise price of $3.00 per share represents the closing market price of the Company's common stock on the date of the grant.

         CHANGE IN CONTROL ARRANGEMENT

         The Company has entered into employment agreements with certain executive employees, including Messrs. De Voto, Huber, Danio, Phillips and Ms. Martin which are only effective in the event of a "change in control" of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives' employment and the executives have agreed to remain in the Company's employ for a period ranging from six to twenty-four months after such change in control (the "Employment Period"). During the Employment Period, the executive shall receive an annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for "good reason." If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive's salary payable for the remainder of the Employment Period. "Good reason" is defined in the agreement to include: (i) a significant diminution of the executive's duties, (ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company's principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.


                         PROPOSAL TO AMEND THE COMPANY'S
                           INCENTIVE STOCK OPTION PLAN

         On March 19, 1998, the Company's Board of Directors unanimously approved a resolution to place before the shareholders a vote to amend the Company's 1982 Incentive Stock Option Plan (the "ISO Plan") to increase the shares under the ISO Plan from 3,500,000 to 4,500,000. The ISO Plan was adopted by the Board of Directors on April 12, 1982, and subsequently approved by the shareholders of the Company. The ISO Plan currently authorizes the issuance of options for an aggregate, from the date of inception, of up to 3,500,000 shares of authorized and unissued Company common stock. At April 29, 1998, the closing price of the Company's common stock as reported in the AMEX market was $1.06 per share.

         Because, as of April 29, 1998, only 385,986 of the present 3,500,000 share authorization remain available for option grants, and because the Board of Directors believes that the purposes for which the ISO Plan was adopted and approved remain valid and will contribute to the long-term success of the Company, the Board of Directors recommends that the shareholders approve an increase of options under the ISO Plan from 3,500,000 to 4,500,000 shares. Accordingly, the Board of Directors recommends to the shareholders of the Company that they vote FOR the proposed amendment to increase the number of shares subject to issuance under the ISO Plan from 3,500,000 to 4,500,000 shares.

         The ISO Plan was adopted and approved in order that certain employees of the Company or its subsidiaries could be given an inducement to acquire a proprietary interest in the Company, to gain an added incentive to advance the interests of the Company, and to remain in the Company's employ. The Board of Directors believes that the ISO Plan has been an increasingly effective tool in the past few years in hiring and keeping quality management, professional and staff personnel. Recently, the Board of Directors, through the Stock Option Committee, has expanded the use of stock options to offer options as an incentive at the time of hiring of management personnel and to offer options to a greater number of employees besides those in upper management of the Company. At the present time, the number of executive officers participating in the ISO Plan is 5, while the total number of employees participating is 47.

         The Company has no pension or retirement plan, other than a modest salary deferral plan established under the provisions of Section 401(k) of the Internal Revenue Code. Under the provisions of that plan, the Company matches up to the first three (3) percent of salary elected to be deferred by the employee, which matching contribution vests in increments over a period of five years. Salaries paid by the Company are not among the highest in the industry and historically have been low by industry standards, particularly during times when the capital resources of the Company were low. While the Company does provide certain other benefits in addition to salary, the Board of Directors believes that the liberal and flexible use of Stock Options is an integral and important component of the compensation afforded by the Company to its management and employees and is essential to maintaining quality management within the Company.

         As of April 29, 1998, only 385,986 options remained available for issuance under the ISO Plan out of the 3,500,000 options authorized; 2,179,200 options had been granted that were currently outstanding under the Plan; and a total of 777,696 shares had previously been issued pursuant to the Plan.

         Currently, no options may be granted under the ISO Plan after July 8, 2000. If the amendment to the ISO Plan is adopted, the life of the Plan is automatically extended and options may be granted under the Plan until March 19, 2008. By its terms, the ISO Plan may be amended or discontinued by the Board of Directors at any time, except with respect to any options then outstanding; provided that without shareholder approval, no amendment may change the aggregate number of shares that may be issued under the ISO Plan, the designation or class of employees eligible to receive options, or remove the administration of the ISO Plan from a committee appointed by the Board of Directors to administer the ISO Plan. Options granted under the ISO Plan are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code and to meet the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

         A "disinterested" committee appointed by the Board of Directors (the "Committee") administers the ISO Plan and, among other things, designates which eligible persons will receive options, the number of shares to be covered by each option, the time during which each option may be exercised, and any conditions to exercise. Options granted under the ISO Plan may not have a term longer than ten years or an exercise price of less than 100% of the fair market value of the Company's stock on the date of grant (110% if the optionee owns more than ten percent of the total voting shares of the Company). The ISO Plan does not establish criteria to be followed by the Committee in determining the size of any option granted, but, rather, leaves such determination to the Committee's discretion.

         Subject to the limitations of the ISO Plan and the specific grant in issue, options granted under the ISO Plan are exercisable for a period of up to ten years. Most of the options issued under the ISO Plan may not be exercised until two years following the grant date, or such later time as the option grant determines; provided that this limitation may not apply to the exercise of an option pursuant to the terms of the relevant grant upon the optionee's death or total and permanent disability. Most of the options issued under the ISO Plan must be exercised within five years from the date of grant.

         Notice of exercise of options under the ISO Plan must be in writing. An option under the ISO Plan can be exercised in whole or in part and the purchase price for the optioned shares must be paid in cash or certified funds; provided that payment may be made by delivery of other shares of common stock of the Company having a fair market value equal to the option price if the Committee specifically permits an employee to do so and includes such right in the employee's option agreement.

         The following table summarizes the presently outstanding options issued pursuant to the ISO Plan as of April 29, 1998:

=======================================================================================================
Name or Group                                                                           Number
-------------------------------------------------------------------------------------------------------
Richard H. De Voto, President, CEO                                                              574,000

Gary C. Huber, Vice President - Finance                                                         330,000

John R. Danio, Vice President - Operations                                                      195,000

All current executive officers as a group                                                     1,889,000

All current directors, who are not executive officers                                               -0-

All employees, excluding executive officers                                                     302,200

Persons owning more than 5% of outstanding options:

  Richard H. De Voto                                                                            574,000
  Gary C. Huber                                                                                 330,000
  John R. Danio                                                                                 195,000
  Robert Benbow                                                                                 177,500
  Richard T. Phillips                                                                           115,000
  Arlen C. Cornett                                                                              114,200

Each of the two nominees for director:

  Richard H. De Voto                                                                            574,000
  Robert L. Zerga                                                                                   -0-
=======================================================================================================

         FEDERAL INCOME TAX CONSEQUENCES

         An optionee will not be deemed to receive any income at the time an incentive stock option is granted or exercised, although the exercise may give rise to alternative tax liability for the optionee. If an optionee does not dispose of the shares acquired on exercise of an incentive stock option within the two-year period beginning on the day after the day of the grant of the option or within the one-year period beginning on the day after the day of the transfer of the shares to the optionee, the gain (if any) on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long term capital gain and any loss the optionee may sustain on such sale will be long term capital loss.

         If the optionee disposes of the shares within the two-year or one-year period referred to above, the disposition is a "disqualifying disposition," and the optionee will generally realize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of purchase over the option price, and the balance, if any, will be long term or short term capital gain depending, generally, on whether the shares were held more than one year after the incentive stock option was exercised. To the extent the optionee recognizes compensation income with respect to a disqualifying disposition, the Company will be entitled to a corresponding deduction, subject to general rules relating to reasonableness of compensation.

         THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN UNLESS A CONTRARY DIRECTION IS INDICATED.


RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed Coopers & Lybrand L.L.P. to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ending December 31, 1998. The Board recommends that the shareholders ratify that appointment. Coopers & Lybrand L.L.P. has audited the Company's financial statements since inception.

         The Company has requested representatives of Coopers & Lybrand L.L.P. to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire, and expects them to be available to respond to appropriate questions.


         THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS UNLESS A CONTRARY DIRECTION IS INDICATED.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders of the Company to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 6, 1999, to be included in the Company's Proxy Statement and proxy for that meeting. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $1,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 1997, including certified financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

                                  OTHER MATTERS

         The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgement.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 29, 1998. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY'S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

                                       By Order of the Board of Directors


                                       Cheryl A. Martin
May 6, 1998                            Corporate Secretary

PROXY                     CANYON RESOURCES CORPORATION                    PROXY
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

The undersigned holder of Common Stock acknowledges receipt of Notice of an Annual Meeting of Shareholders of Canyon Resources Corporation, hereby appoints Gary C. Huber and Leland O. Erdahl, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 29, 1998, at the Annual Meeting of Shareholders to be held on June 11, 1998, or at any adjournment thereof, with respect to the following:

1.       ELECTION OF DIRECTORS - Nominees:

                      Richard H. De Voto               Robert L. Zerga

/ / FOR all nominees (except as specifically listed below) / / WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below. IF AUTHORITY IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.



-------------------------------------------------------------------------------

2.       APPROVAL OF AMENDMENT TO INCENTIVE STOCK OPTION PLAN

             / / FOR             / / AGAINST                / / ABSTAIN




3.       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             / / FOR             / / AGAINST                / / ABSTAIN

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. This Proxy, when properly executed, will be voted as directed above by the undersigned shareholders. If no direction is made, it will be voted FOR the nominees named in Item 1, FOR the approval of amendment to incentive stock option plan in Item 2, and FOR the Ratification of the appointment of the independent public accountants in Item 3, and in the Proxies' discretion on such other business as may properly come before the Meeting.

                                    Date:
                                         --------------------------------------


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature if held jointly

         (Please sign EXACTLY as your name appears on your stock certificate(s). If more than one name appears because of joint ownership, all joint owners should sign.)